CONSOLIDATED FINANCIAL STATEMENT
AT MARCH 31 OF 2005 AND 2004
(Thousands of Pesos)
REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	TOTAL ASSETS	31,107,331	100	31,772,735	100

2	CURRENT ASSETS	10,338,337	33	9,640,285	30
3	CASH AND SHORT-TERM INVESTMENTS	2,069,877	7	1,289,042	4
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	2,213,403	7	2,389,393	8
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	1,698,497	5	1,962,731	6
6	INVENTORIES	4,356,560	14	3,999,119	13
7	OTHER CURRENT ASSETS	-	-	-	-
8	LONG-TERM	399,941	1	770,503	2
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	399,941	1	770,503	2
10	INVESTMENT IN SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	-	-	-
11	OTHER INVESTMENTS	-	-	-	-
12	PROPERTY, PLANT AND EQUIPMENT	18,344,936	59	19,449,610	61
13	PROPERTY	14,557,427	47	14,666,464	46
14	MACHINERY AND INDUSTRIAL EQUIPMENT (NET)	26,971,644	87	27,783,694	87
15	OTHER EQUIPMENT	-	-	-	-
16	ACCUMULATED DEPRECIATION	24,300,821	78	24,123,557	76
17	CONSTRUCTION IN PROGRESS	1,116,686	4	1,123,009	4
18	DEFERRED ASSETS (NET)	2,024,117	7	1,912,337	6
19	OTHER ASSETS	-	-	-	-

20	TOTAL LIABILITIES	23,168,918	100	22,968,405	100
21	CURRENT LIABILITIES	8,430,154	36	9,683,091	42
22	SUPPLIERS	2,131,600	9	2,038,873	9
23	BANK LOANS	2,554,405	11	4,144,946	18
24	STOCK MARKET LOANS	1,234,428	5	824,038	4
25	TAXES TO BE PAID	77,085	0	73,191	0
26	OTHER CURRENT LIABILITIES	2,432,636	10	2,602,043	11
27	LONG-TERM LIABILITIES	12,918,002	56	11,289,663	49
28	BANK LOANS	1,845,601	8	3,191,950	14
29	STOCK MARKET LOANS	11,072,401	48	8,097,713	35
30	OTHER LOANS	-	-	-	-
31	DEFERRED LOANS	-	-	359,696	2
32	OTHER LIABILITIES	1,820,762	8	1,635,955	7

33	CONSOLIDATED STOCK HOLDERS' EQUITY	7,938,413	100	8,804,330	100
34	MINORITY INTEREST	2,808,416	35	2,760,771	31
35	MAJORITY INTEREST	5,129,997	65	6,043,559	69
36	CONTRIBUTED CAPITAL	7,854,094	99	7,854,094	89
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	4
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	6,506,522	82	6,506,522	74
39	PREMIUM ON SALES OF SHARES	1,023,572	13	1,023,572	12
40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	-	-	-	-
41	CAPITAL INCREASE (DECREASE)	(2,724,097)	(34)	(1,810,535)	(21)
42	RETAINED EARNINGS AND CAPITAL RESERVE	16,789,841	212	17,000,120	193
43	REPURCHASE FUND OF SHARES	2,000,000	25	2,000,000	23
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(21,266,396)	(268)	(21,132,131)	(240)
45	NET INCOME FOR THE YEAR	(247,542)	(3)	321,476	4

CONSOLIDATED FINANCIAL STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)
REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
3	CASH AND SHORT-TERM INVESTMENTS	2,069,877	100	1,289,042	100
46	CASH	496,340	24	443,012	34
47	SHORT-TERM INVESTMENTS	1,573,537	76	846,030	66

18	DEFERRED ASSETS (NET)	2,024,117	100	1,912,337	100
48	AMORTIZED OR REDEEMED EXPENSES	1,154,366	57	1,074,977	56
49	GOODWILL	728,174	36	837,360	44
50	DEFERRED TAXES	141,577	7	-	-
51	OTHERS	-	-	-	-

21	CURRENT LIABILITIES	8,430,154	100	9,683,091	100
52	FOREIGN CURRENCY LIABILITIES	5,730,409	68	6,359,167	66
53	MEXICAN PESOS LIABILITIES	2,699,745	32	3,323,924	34

24	STOCK MARKET LOANS	1,234,428	100	824,038	100
54	COMMERCIAL PAPER	1,234,428	100	824,038	100
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	-	-	-	-
56	CURRENT MATURITIES OF BONDS	-	-	-	-

26	OTHER CURRENT LIABILITIES	2,432,636	100	2,602,043	100
57	OTHER CURRENT LIABILITIES WITH COST	-	-	-	-
58	OTHER CURRENT LIABILITIES WITHOUT COST	2,432,636	100	2,602,043	100

27	LONG-TERM LIABILITIES	12,918,002	100	11,289,663	100
59	FOREIGN CURRENCY LIABILITIES	10,730,829	83	6,482,511	57
60	MEXICAN PESOS LIABILITIES	2,187,173	17	4,807,152	43

29	STOCK MARKET LOANS	11,072,401	100	8,097,713	100
61	BONDS	-	-	-	-
62	MEDIUM TERM NOTES	11,072,401	100	8,097,713	100

30	OTHER LOANS	-	100	-	100
63	OTHER LOANS WITH COST	-	-	-	-
64	OTHER LOANS WITHOUT COST	-	-	-	-

31	DEFERRED LOANS	-	-	359,696	100
65	NEGATIVE GOODWILL	-	-	-	-
66	DEFERRED TAXES	-	-	359,696	100
67	OTHERS	-	-	-	-

32	OTHER LIABILITIES	1,820,762	100	1,635,955	100
68	RESERVES	1,662,752	91	1,464,473	90
69	OTHERS LIABILITIES	158,010	9	171,482	10

44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(21,266,396)	100	(21,132,131)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	-	-	-
71	INCOME FROM NON-MONETARY POSITION ASSETS	(21,266,396)	100	(21,132,131)	100

CONSOLIDATED FINANCIAL STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)
REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
72	WORKING CAPITAL	1,908,183	(42,806)
73	PENSIONS FUND AND SENIORITY PREMIUMS	476,094	580,883
74	EXECUTIVES (*)	339	364
75	EMPLOYEE (*)	5,142	5,210
76	WORKERS (*)	20,236	19,335
77	CIRCULATION SHARES (*)	295,727,910	295,727,910
78	REPURCHASED SHARES (*)	28,272,090	28,272,090

	(*) ITEMS EXPRESED IN UNITS

CONSOLIDATED EARNING STATEMENT
FROM JANUARY THE 1st TO MARCH 31 OF 2005 AND 2004
(Thousands of Pesos)
REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,136,959	100	6,357,603	100
2	COST OF SALES	4,605,436	75	4,723,901	74
3	GROSS INCOME	1,531,523	25	1,633,702	26
4	OPERATING EXPENSES	1,292,325	21	1,300,413	20
5	OPERATING INCOME	239,198	4	333,289	5
6	TOTAL FINANCING COST	544,480	9	156,368	2
7	INCOME AFTER FINANCING COST	(305,282)	(5)	176,921	3
8	OTHER FINANCIAL OPERATIONS	31,572	1	(329,371)	(5)
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(336,854)	(5)	506,292	8
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(77,418)	(1)	137,779	2
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	(259,436)	(4)	368,513	6
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	(259,436)	(4)	368,513	6
14	INCOME OF DISCONTINUOUS OPERATIONS	-	-	-	-
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	(259,436)	(4)	368,513	6
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	(259,436)	(4)	368,513	6
19	NET INCOME OF MINORITY INTEREST	(11,894)	(0)	47,037	1
20	NET INCOME OF MAJORITY INTEREST	(247,542)	(4)	321,476	5

CONSOLIDATED EARNING STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)
REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,136,959	100	6,357,603	100
21	DOMESTIC	4,388,204	72	4,527,892	71
22	FOREIGN	1,748,755	28	1,829,711	29
23	TRANSLATED INTO DOLLARS (***)	155,749	3	157,860	2

6	TOTAL FINANCING COST	544,480	100	156,368	100
24	INTEREST PAID	663,797	122	475,505	304
25	EXCHANGE LOSSES	27,780	5	(60,898)	(39)
26	INTEREST EARNED	62,454	11	21,179	14
27	EXCHANGE PROFITS	-	-	-	-
28	GAIN DUE TO MONETARY POSITION	(84,643)	(16)	(237,060)	(152)
42	LOSS IN UDI'S RESTATEMENT	-	-	-	-
43	GAIN IN UDI'S RESTATEMENT	-	-	-	-

8	OTHER FINANCIAL OPERATIONS	31,572	100	(329,371)	100
29	OTHER NET EXPENSES (INCOME) NET	31,572	100	(329,371)	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(77,418)	100	137,779	100
32	INCOME TAX	111,713	144	116,383	84
33	DEFERRED INCOME TAX	(226,479)	(293)	(17,981)	(13)
34	WORKERS' PROFIT SHARING	56,989	74	39,016	28
35	DEFERRED WORKERS' PROFIT SHARING	(19,641)	(25)	361	0

CONSOLIDATED EARNING STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)
REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
36	TOTAL SALES	6,728,149	7,899,070
37	NET INCOME OF THE YEAR	-	-
38	NET SALES (**)	26,056,231	26,410,283
39	OPERATION INCOME (**)	1,481,758	1,907,589
40	NET INCOME OF MAJORITY INTEREST (**)	(839,778)	(49,101)
41	NET CONSOLIDATED INCOME (**)	(675,644)	142,088

	(**) LAST TWELVE MONTHS

CONSOLIDATED EARNING STATEMENT
FROM JANUARY THE 1st TO MARCH 31 OF 2005 AND 2004
(Thousands of Pesos)
REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,136,959	100	6,357,603	100
2	COST OF SALES	4,605,436	75	4,723,901	74
3	GROSS INCOME	1,531,523	25	1,633,702	26
4	OPERATING EXPENSES	1,292,325	21	1,300,413	20
5	OPERATING INCOME	239,198	4	333,289	5
6	TOTAL FINANCING COST	544,480	9	156,368	2
7	INCOME AFTER FINANCING COST	(305,282)	(5)	176,921	3
8	OTHER FINANCIAL OPERATIONS	31,572	1	(329,371)	(5)
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(336,854)	(5)	506,292	8
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(77,418)	(1)	137,779	2
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	(259,436)	(4)	368,513	6
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	(259,436)	(4)	368,513	6
14	INCOME OF DISCONTINUOUS OPERATIONS	-	-	-	-
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	(259,436)	(4)	368,513	6
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	(259,436)	(4)	368,513	6
19	NET INCOME OF MINORITY INTEREST	(11,894)	(0)	47,037	1
20	NET INCOME OF MAJORITY INTEREST	(247,542)	(4)	321,476	5

CONSOLIDATED EARNING STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)
REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,136,959	100	6,357,603	100
21	DOMESTIC	4,388,204	72	4,527,892	71
22	FOREIGN	1,748,755	28	1,829,711	29
23	TRANSLATED INTO DOLLARS (***)	155,749	3	157,860	2

6	TOTAL FINANCING COST	544,480	100	156,368	100
24	INTEREST PAID	663,797	122	475,505	304
25	EXCHANGE LOSSES	27,780	5	(60,898)	(39)
26	INTEREST EARNED	-	-	-	-
27	EXCHANGE PROFITS	62,454	11	21,179	14
28	GAIN DUE TO MONETARY POSITION	(84,643)	(16)	(237,060)	(152)
42	LOSS IN UDI'S RESTATEMENT	-	-	-	-
43	GAIN IN UDI'S RESTATEMENT	-	-	-	-

8	OTHER FINANCIAL OPERATIONS	31,572	100	(329,371)	100
29	OTHER NET EXPENSES (INCOME) NET	31,572	100	(329,371)	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(77,418)	100	137,779	100
32	INCOME TAX	111,713	144	116,383	84
33	DEFERRED INCOME TAX	(226,479)	(293)	(17,982)	(13)
34	WORKERS' PROFIT SHARING	56,989	74	39,016	28
35	DEFERRED WORKERS' PROFIT SHARING	(19,641)	(25)	362	0

CONSOLIDATED FINANCIAL STATEMENT
FROM JANUARY THE 1st TO MARCH 31 OF 2005 AND 2004
(Thousands of Pesos)
REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
1	CONSOLIDATED NET INCOME	(259,436)	368,513
2	+(-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING CASH	403,421	262,055
3	CASH FLOW FROM NET INCOME OF THE YEAR	143,985	630,568
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(361,135)	(719,502)
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	(217,150)	(88,934)
6	CASH FLOW FROM EXTERNAL FINANCING	(211,221)	(243,044)
7	CASH FLOW FROM INTERNAL FINANCING	(16,935)	(71,204)
8	CASH FLOW GENERATED (USED) BY FINANCING	(228,156)	(314,248)
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	(330,924)	211,545
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	(776,230)	(191,637)
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	2,846,107	1,480,679
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	2,069,877	1,289,042

CONSOLIDATED FINANCIAL STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)
REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
2	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE CASH USAGE	403,421	262,055
13	DEPRECIATION AND AMORTIZATION FOR THE YEAR	484,852	545,228
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	79,092	67,267
15	+ (-) NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	+ (-) NET LOSS (PROFIT) IN ASSETS AND LIABILITIES ACTUALIZATION	-	-
17	+ (-) OTHER ITEMS	-	-
40	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE CASH USAGE	(160,523)	(350,440)

4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(361,135)	(719,502)
18	+ (-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	137,631	(169,792)
19	+ (-) DECREASE (INCREASE) IN INVENTORIES	(173,143)	24,330
20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	(405,631)	(755,365)
21	+ (-) INCREASE (DECREASE) IN SUPPLIER ACCOUNT	(12,929)	(147,239)
22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	92,937	328,564

6	CASH FLOW FROM EXTERNAL FINANCING	(211,221)	(243,044)
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	-	-
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	-	-
25	+ DIVIDEND RECEIVED	-	-
26	+ OTHER FINANCING	-	-
27	(-) BANK FINANCING AMORTIZATION	(211,221)	(243,044)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-

7	CASH FLOW FROM INTERNAL FINANCING	(16,935)	(71,204)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	-	-
31	(-) DIVIDENDS PAID	(16,935)	(71,204)
32	+ PREMIUM ON SALE OF SHARES	-	-
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	-

9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	(330,924)	211,545
34	+ (-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(245,322)	(360,159)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHER PERMANENT INVESTMENTS	-	-
38	+ SALE OF TANGIBLE FIXED ASSETS	505	1,114
39	+ (-) OTHER ITEMS	(86,107)	570,590

RATIOS
CONSOLIDATED
REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
	YIELD
1	NET INCOME TO NET SALES	(4.23)%		5.80%
2	NET INCOME TO STOCK HOLDERS' EQUITY (**)	(16.37)%		(0.81)%
3	NET INCOME TO TOTAL ASSETS (**)	(2.17)%		0.45%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	-%		-%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	(32.63)%		64.33%

	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.84	times	0.83	times
7	NET SALES TO FIXED ASSETS (**)	1.42	times	1.36	times
8	INVENTORIES ROTATION (**)	4.23	times	4.72	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	28.00	days	29.00	days
10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	15.89%		11.70%

	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	74.48%		72.29%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.92	times	2.61	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	71.05%		55.91%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	70.42%		58.05%
15	OPERATING INCOME TO INTEREST PAID	0.36	times	0.70	times
16	NET SALES TO TOTAL LIABILITIES (**)	1.12	times	1.15	times

	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	1.23	times	1.00	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.71	times	0.58	times
19	CURRENTS ASSETS TO TOTAL LIABILITIES	0.45	times	0.42	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	24.55%		13.31%

	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	2.35%		9.92%
22	CASH FLOW FROM CHANGES IN WORKING CAPITAL TO NET SALES	(5.88)%		(11.32)%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	(0.33)	times	(0.19)	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	92.58%		77.34%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	7.42%		22.66%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED (USED) IN INVESTMENT ACTIVITIES	74.13%		(170.25)%

DATA PER SHARE
CONSOLIDATED FINANCIAL STATEMENT
REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount		Amount
1	BASIC PROFIT PER ORDINARY SHARE (**)	$ (2.84)		$ (0.17)
2	BASIC PROFIT PER PREFERENT SHARE (**)	$ -		$ -
3	DILUTED PROFIT PER ORDINARY SHARE (**)	$ -		$ -
4	CONTINUOUS OPERATING PROFIT PER COMMON SHARE(**)	$ (228.47)		$ 48.05
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ -
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ -
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ -
8	CARRYING VALUE PER SHARE	$ 17.35		$ 20.44
9	CASH DIVIDEND ACCUMULATED PER SHARE	$ 0.30		$ 0.30
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.53	times	0.68	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	(3.26)	times	(83.84)	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times

(**) LAST TWELVE MONTHS

CREDITS BREAKDOWN
(Thousands of Pesos)
ANNEX 5
			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	INTER. RATE	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
BANKS
FOREIGN TRADE
CITIBANK N.A.	23/05/2005	4.83	-	-	110,665	-	-	-	-	-
CALIFORNIA COMMERCE BANK	28/02/2006	5.06	-	-	167,674	-	-	-	-	-
COMERICA	15/06/2005	5.06	-	-	37,726	-	-	-	-	-
COMERICA	30/04/2005	4.75	-	-	55,891	-	-	-	-	-
HYPO VEREINSBANK	26/07/2007	3.67	-	-	-	1,088	1,196	599	-	-
HYPO VEREINSBANK	26/05/2006	3.35	-	-	-	1,766	1,766	-	-	-
TORONTO DOMINION	50/12/2008	1.67	-	-	-	6,303	6,303	6,303	-	-
DEUTSCHE BANK	51/02/2009	3.65	-	-	-	1,919	1,919	1,919	1,919	1,453
DEUTSCHE BANK	31/10/2009	3.65	-	-	-	1,408	1,408	1,408	1,408	1,408
CONACYT	15/04/2006	9.00	6,081	-	-	-	-	-	-	-
CITIBANK N.A.	10/82/2005	5.21	-	-	22,356	-	-	-	-	-
UNSECURED DEBT
BANAMEX	29/07/2005	12.20	33,290	-	-	-	-	-	-	-
BANAMEX	29/07/2005	12.30	55,000	-	-	-	-	-	-	-
AIG	29/07/2005	7.50	-	-	139,728	-	-	-	-	-
AIG	29/07/2005	7.50	-	-	139,728	-	-	-	-	-
CITIBANK N.A.	20/82/2005	5.15	-	-	22,356	-	-	-	-	-
Scotiabank	40/52/2005	4.74	-	-	3,466	-	-	-	-	-
Scotiabank	12/05/2005	4.74	-	-	562	-	-	-	-	-
Scotiabank	13/05/2005	4.74	-	-	2,264	-	-	-	-	-
Scotiabank	15/06/2005	4.74	-	-	4,012	-	-	-	-	-
Scotiabank	13/06/2005	4.74	-	-	2,010	-	-	-	-	-
Citibank	15/06/2005	3.68	-	-	2,794	-	-	-	-	-
Citibank	16/09/2005	4.96	-	-	2,794	-	-	-	-	-
Scotiabank	11/07/2005	4.74	-	-	1,725	-	-	-	-	-
Scotiabank	14/07/2005	4.74	-	-	489	-	-	-	-	-
Scotiabank	13/08/2005	4.74	-	-	15,925	-	-	-	-	-
Citibank	16/04/2005	3.80	-	-	11,178	-	-	-	-	-
Citibank	15/04/2005	3.87	-	-	11,178	-	-	-	-	-
Citibank	14/06/2005	4.85	-	-	5,030	-	-	-	-	-
Citibank	16/09/2005	5.19	-	-	11,178	-	-	-	-	-
SERFIN	28/02/2006	8.75	21,741	-	-	-	-	-	-	-
SERFIN	28/02/2006	8.75	11,707	-	-	-	-	-	-	-
Industrial	28/07/2009	4.20	-	-	-	13,413	13,413	13,413	13,413	6,706
CITIBANK N.A.	23/05/2005	4.83	-	-	223,566	-	-	-	-	-
BANORTE	12/04/2005	4.43	-	-	54,770	-	-	-	-	-
BANCO DE BOGOTA	28/04/2005	4.50	-	-	8,097	-	-	-	-	-
BANCO DE BOGOTA	15/02/2006	12.00	-	-	1,307	-	-	-	-	-
CITIBANK N.A.	28/03/2006	12.70	-	-	38,325	-	-	-	-	-
BANCO DE BOGOTA	15/02/2006	4.50	-	-	923	-	-	-	-	-
Caja Duero	25/05/2005	3.25	-	-	15,897	-	-	-	-	-
BANCO PASTOR (1)	19/10/2005	3.20	-	-	21,923	-	-	-	-	-
CAJA DUERO	21/10/2005	3.00	-	-	8,408	-	-	-	-	-
CAIXA NOVA	29/07/2005	3.00	-	-	8,481	-	-	-	-	-
CAJA ESPANA	29/07/2005	3.05	-	-	8,246	-	-	-	-	-
BANCAJA	15/07/2005	3.15	-	-	7,813	-	-	-	-	-
BANCO HERRERO	13/09/2005	3.25	-	-	6,654	-	-	-	-	-
BCO.POPULAR ESPANOL	21/06/2005	3.25	-	-	5,511	-	-	-	-	-
BANKINTER	26/06/2005	3.13	-	-	5,456	-	-	-	-	-
BANCO BILBAO VIZCAYA	17/05/2005	3.25	-	-	11,385	-	-	-	-	-
BANESTO	18/05/2005	3.18	-	-	4,873	-	-	-	-	-
BANCO ZARAGOZANO	29/07/2005	2.99	-	-	3,455	-	-	-	-	-
LA CAIXA	30/11/2005	3.17	-	-	8,674	-	-	-	-	-
CAJA MADRID	21/06/2005	3.13	-	-	5,501	-	-	-	-	-
Banco de Castilla	61/02/2005	3.20	-	-	1,453	-	-	-	-	-
Banco Atlantico	70/12/2006	3.50	-	-	6,306	-	-	-	-	-
BANCO NACIONAL DE CREDITO IN	23/09/2005	3.50	-	-	9,081	-	-	-	-	-
BBVA BANCOMER	20/62/2006	5.54	-	-	-	125,321	7,935	-	-	-
BANCOMEXT	27/03/2006	5.45	-	-	-	111,783	-	-	-	-
CAIXA DE AFORROS VIGO	27/03/2006	5.45	-	-	-	33,551	-	-	-	-
CITIBANK	27/03/2006	5.45	-	-	-	11,178	-	-	-	-
COMERICA BANK	27/03/2006	5.45	-	-	-	206,798	-	-	-	-
WACHOVIA	27/03/2006	5.45	-	-	-	83,837	-	-	-	-
BANCOMEXT	27/03/2008	5.82	-	-	-	44,709	67,066	89,427	-	-
CAIXA DE AFORROS VIGO	27/03/2008	5.82	-	-	-	11,173	16,761	22,349	-	-
CITIBANK	27/03/2008	5.82	-	-	-	6,707	10,061	13,415	-	-
COMERICA BANK	27/03/2008	5.82	-	-	-	58,670	88,006	117,350	-	-
BANK OF MONTREAL	27/03/2008	5.82	-	-	-	22,362	33,543	44,767	-	-
BANCOMEXT	27/03/2007	11.93	33,593	43,863	-	-	-	-	-	-
COMERICA BANK	27/03/2007	11.93	38,892	52,095	-	-	-	-	-	-
BANAMEX	27/03/2007	11.93	115,813	155,127	-	-	-	-	-	-
BANCO PORTUGUES DE INVESTIME	30/07/2008	4.25	-	-	-	3,609	2,834	2,834	1,285	-
CAIXA NOVA	60/52/2008	4.00	-	-	-	1,925	2,369	2,369	6,382	-
BANCO DE CASTILLA	50/42/2008	4.00	-	-	-	3,338	3,338	3,338	2,548	-
CAJA DUERO	20/06/2006	4.00	-	-	-	4,480	1,142	-	-	-
BCO.DE CASTILLA.LEASING	25/06/2007	3.45	-	-	-	128	128	167	-	-
CAJA MADRID	25/10/2007	2.95	-	-	-	5,838	6,159	3,375	-	-
CAJA ESPANA	17/06/2008	3.16	-	-	-	1,739	1,739	1,739	894	-
BANESTO	15/07/2008	3.50	-	-	-	5,712	5,611	5,611	3,856	-
SERFIN	10/22/2006	8.75	16,724	-	-	-	-	-	-	-
SINDICADO TRANCHE A	31/03/2009	5.56	-	-	-	56,338	96,245	103,287	110,329	28,169
SINDICADO TRANCHE B	20/42/2007	4.63	-	-	-	-	25,710	231,390	-	-
WITH WARRANTY
Scotiabank	28/12/2009	5.74	-	-	-	7,565	7,565	7,565	7,565	43,499
Citibank	28/08/2006	3.25	-	-	-	2,602	1,269	-	-	-
Scotiabank	29/03/2007	3.69	-	-	-	27,669	-	2,667	-	-
Citibank	28/09/2006	3.39	-	-	-	1,862	927	-	-	-
BANCO NACIONAL DE MEXICO, S.	26/09/2006	4.85	-	-	-	86,855	43,427	-	-	-
BANCO PASTOR	28/02/2008	4.85	-	-	-	4,021	4,021	4,021	-	-
INBURSA	31/12/2006	6.81	-	-	-	29,063	232,508	-	-	-
TOTAL BANKS			332,841	251,085	1,236,834	984,730	684,369	679,313	149,599	81,235
LISTED IN THE MEXICAN STOCK EXCHANGE
UNSECURED DEBT
PUBLICO	29/07/2011	10.75	-	-	-	-	-	-	-	2,733,910
PUBLICO	12/28/2009	9.12	-	-	-	55,891	55,891	83,837	83,837	1,397,287
CERTIFICADOS BURSATILES (Vit	2/28/2005	12.76	100,000	-	-	-	-	-	-	-
EURO PAPEL (31)	9/28/2006	7.88	-	-	184,441	-	-	-	-	-
EURO PAPEL (32)	8/28/2006	6.50	-	-	89,426	-	-	-	-	-
EURO PAPEL (33)	9/4/2006	9.20	-	-	44,713	-	-	-	-	-
EURO PAPEL (34)	9/4/2006	9.20	-	-	178,852	-	-	-	-	-
EURO PAPEL (35)	9/4/2006	9.25	-	-	296,224	-	-	-	-	-
CERTIFICADOS BURSATILES (Vit	7/29/2011	12.71	50,000	-	-	-	-	-	-	-
CERTIFICADOS BURSATILES (Vit	9/24/2006	12.34	50,000	-	-	-	-	-	-	-
CERTIFICADOS BURSATILES (Vit	6/30/2005	12.23	154,500	-	-	-	-	-	-	-
CERTIFICADOS BURSATILES (Vit	3/23/2005	12.87	30,381	-	-	-	-	-	-	-
UDIS VITRO (200) P99U	11/19/2004	9.00	-	711,232	-	-	-	-	-	-
UDIS VITRO (155) P992U	7/1/2005	9.90	-	508,531	-	-	-	-	-	-
BONOS 2007	4/28/2005	11.38	-	-	-	-	1,810,515	-	-	-
CERTIFICADOS BURSATILES (VIT	6/30/2005	12.61	-	360,000	-	-	-	-	-	-
CERTIFICADOS BURSATILES (VIT	4/8/2005	13.00	-	206,013	-	-	-	-	-	-
CERTIFICADOS BURSATILES (VIT	10/12/2004	11.81	-	150,312	-	-	-	-	-	-
CREDIT SUISSE FIRST BOSTON (	6/7/2006	11.50	-	-	-	-	-	476,884	-	-
BONOS 2013	10/12/2006	12.75	-	-	-	-	-	-	-	2,494,152
TOTAL STOCK EXCHANGE			384,881	1,936,088	793,656	55,891	1,866,406	560,721	83,837	6,625,349

SUPPLIERS
PEMEX GAS Y PETROQUIMICA BAS	5/15/2007		50,692	-	-	-	-	-	-	-
EMPAQUES DE CARTON TITAN, S.	10/2/2008		39,127	-	-	-	-	-	-	-
TRACTEBEL ENERGIA DE MONTERR	12/22/2008		32,076	-	-	-	-	-	-	-
GAS INDUSTRIAL DE MONTERREY,	2/5/2009		29,191	-	-	-	-	-	-	-
IXE BANCO, S.A.	4/30/2009		25,217	-	-	-	-	-	-	-
WEYERHAEUSER DE MEXICO, S.A.	11/1/2013		23,186	-	-	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE ME	11/1/2013		22,930	-	-	-	-	-	-	-
O. ENRIQUE HINOJOSA PENA AGE	11/1/2013		21,910	-	-	-	-	-	-	-
TESORERIA DE LA FEDERACION	11/1/2013		20,636	-	-	-	-	-	-	-
MATERIAS PRIMAS MONTERREY, S			20,196	-	-	-	-	-	-	-
MATERIAS PRIMAS DE LAMPAZOS			19,457	-	-	-	-	-	-	-
INGENIERIA EN EMPAQUE ARVISA			18,987	-	-	-	-	-	-	-
EDS DE MEXICO, S. A. DE C. V			17,108	-	-	-	-	-	-	-
TFM S.A DE C.V.			16,730	-	-	-	-	-	-	-
MATERIAS PRIMAS MINERALES DE			16,445	-	-	-	-	-	-	-
GIGANTE, S.A. DE C.V.			15,722	-	-	-	-	-	-	-
FERROSUR, S.A. DE C.V.			15,177	-	-	-	-	-	-	-
PRAXAIR MEXICO, S.A. DE C.V.			14,283	-	-	-	-	-	-	-
ENVASES Y EMPAQUES DE MEXICO			14,176	-	-	-	-	-	-	-
IBM DE MEXICO, COM. Y SERVIC			13,974	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.			13,084	-	-	-	-	-	-	-
IMPULSORA DE MERCADOS DE MEX			11,830	-	-	-	-	-	-	-
INDUSTRIA LARESGOITI DEL CEN			11,806	-	-	-	-	-	-	-
RISOUL Y CIA, S. A. DE C. V.			11,492	-	-	-	-	-	-	-
SKANDIA VIDA SA DE CV			10,433	-	-	-	-	-	-	-
MAQUINADOS MARFER, S.A. DE C			9,762	-	-	-	-	-	-	-
FERRO COLORES, S.A. DE C.V.			9,577	-	-	-	-	-	-	-
INTERGLASS, S. A. DE C. V.			8,724	-	-	-	-	-	-	-
AMERICAN NATURAL SODA ASH CO			-	-	77,219	-	-	-	-	-
SOLUTIA, INC.			-	-	42,781	-	-	-	-	-
UNION PACIFIC RAILROAD CO.			-	-	33,016	-	-	-	-	-
PILKINGTON BROTHER LTD			-	-	30,581	-	-	-	-	-
SAP MEXICO, S.A. DE C.V.			-	-	27,204	-	-	-	-	-
BASF MEXICANA, S.A. DE C.V.			-	-	21,893	-	-	-	-	-
LIBBEY GLASS INC			-	-	13,183	-	-	-	-	-
SOLUTIA MEXICO S. DE R.L. DE			-	-	10,914	-	-	-	-	-
THE BOSTON CONSULTING GROUP			-	-	10,353	-	-	-	-	-
MONOFRAX INC.			-	-	9,226	-	-	-	-	-
TOTAL PETROCHEMICALS USA INC			-	-	8,732	-	-	-	-	-
THE TIMKEN CORPORATION			-	-	8,683	-	-	-	-	-
FEINSA, S.A. DE C.V.			-	-	7,551	-	-	-	-	-
PACKAGING INNOVATORS CORPORA			-	-	7,434	-	-	-	-	-
BAX GLOBAL			-	-	6,242	-	-	-	-	-
MAGNA DONNELLY			-	-	5,772	-	-	-	-	-
ARKEMA INC.			-	-	5,643	-	-	-	-	-
MULTI COLOR			-	-	5,576	-	-	-	-	-
OTROS			494,658	-	771,011	-	-	-	-	-
TOTAL SUPPLIERS			1,028,586	-	1,103,014	-	-	-	-	-

OTHER LIABILITIES			876,352	-	1,556,284	-	-	-	-	-
OTHER CURRENT LIABILITIES AND OTHER CREDITS			876,352	-	1,556,284	-	-	-	-	-

T O T A L			2,622,660	2,187,173	4,689,788	1,040,621	2,550,775	1,240,034	233,436	6,706,584

TRADE BALANCE AND MONETARY POSITION IN FOREIGN EXCHANGE
(Thousands of Pesos)
ANNEX 6
	DOLLARS (1)		OTHER CURRENCIES		TOTAL
TRADE BALANCE	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF PESOS
TOTAL ASSETS	1,183,581	13,230,421	-	-	13,230,421

LIABILITIES POSITION	1,499,832	16,765,572	-	-	16,765,572
SHORT TERM LIABILITIES POSITION	512,637	5,730,409	-	-	5,730,409
LONG TERM LIABILITIES POSITION	987,195	11,035,163	-	-	11,035,163

NET BALANCE	(316,251)	(3,535,151)			(3,535,151)